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NATIONAL POLICE
SOCIAL WELFARE

CONTRACT WITH FULL FORMALITIES NO. 11/2.000

Between the undersigned as follows: Colonel FORTUNATO GUANARITA LEGARDA , of legal age, identified with cedula de ciudadania No. 14.951.254 issued in Cali, acting as representative of the NATIONAL POLICE, duly authorized by the Resolution No. 00108 of January 16, 1998, hereinafter called the SOCIAL WELFARE on one hand, and on the other RAFAEL JESUS DELGADO CONTRERAS, of legal age, identified with cedula de ciudadania No. 19.097.295 of Bogota, who acts in his condition of Manager, and as a consequence of the firm GLOBAL DATATEL DE COLOMBIA S.A., NIT No. 8001996425, established through Public Deed No. 639 of Notary Seven of Santa Fe de Bogota, on February 23 1993, inscribed on June 15, 1993, under the number 409271 of Book 9, with the name of Sociedad Comercial Casa Informatica S.A. , which later through public deed No. 607 of April 29, 1999 of Notary 44 of Santa Fe de Bogota, inscribed on May 4, 1999 under the number 678.642 of Book 9, the Corporation changed its to GLOBAL DATATEL DE COLOMBIA S.A., which through public deed No. 06700 of Notary 44 of Santa Fe the Bogota, on May 10, 1999, inscribed on May 14, 1999 under the No. 680.244 of Book 9, the Corporation of the reference absorbed through merge the Corporation's Global Servicios Intergrados y Computadores S.A., Mantenimiento Electronico de Sistemas Limitada MES Ltda. Daniel Lopez R y Cia Ltda DLR y Cia Ltda and Micro Star Ltda, have agreed to enter into the present Sale Contract which object and general conditions will be defined in the Clauses herein.

FIRST CLAUSE: The CONTRACTOR undertakes with the National Police Social Welfare to sell, install and put in operation the Structured Wiring of the fourth floor of the Social Welfare building, located in Diagonal 40, Carrera 50, in Santa Fe de Bogota, according to the technical specifications the described herein:

The items indicated shall meet the following technical specifications:

1.  HORIZONTAL SUBSYSTEM:
1.1 UTP cable Category 5 E Level 7
The cable will be minimum Category 5, level 7, each end of the cable comprised between the Wiring Center and the working site, is continuous and free of joints. This cable shall meet the technical characteristics considered in the international standards, and the other standards established for such purpose.

1.2 Supported speed: (1.2 Gbps) and band width of 250 Mhz.
All the elements to be implemented such as cables, intakes, Patch cord, connectors, are of the most recent category of the same manufacturer

1.3 Chutes:
The distribution chutes used in this installation must meet the following specifications:

o  Metallic in cold rolled plate caliber 22.

o  Electrostatic painting inside and outside,

o  Adjustment of the cover by pressure

o  With divisions for data, voice and electrical.

o  The joints and curves shall be polished.

o  The fixing to the wall is completely rigid.

o  And the other characteristics contemplated in the EIA/TIA569 standard.

o The chute installed must have dimensions according to the quantity of cable to carry, thus guaranteeing a 40% growth, the color will be determined in the visit to fields, as well as other variations that may be presented because of environmental factors such as: temperature, moisture, sanity and geographical location.

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1.4 Ducts:
The ducts to be used in: under the floor in the principal distribution of the false floor, false ceiling, of rigid metallic piping, the same used in the electric codes, as well as the use of metallic cover for those sites were required.

Calculations will be necessary for each pipe to be in a free 40% space, necessary to contemplate the pull boxes with the same calculations that the ducts. The logic wiring will go through separate ducts.

1.5 Cable hanger trays:
The cable hangers shall be used for distribution of the wiring in false ceilings, which shall have the same characteristics that the previously mentioned chute. These trays will be installed with their respective cover, and will have a 40% growth in the capacity of the cables.

NOTE: The civil works installations and existing networks shall be left in perfect conditions as they are at present.

2.  SUBSYSTEM OF WORKING AREA:
2.1 Patch Cord
The patch cord shall be manufactured in UTP Cable, minimum in the same category required in Item 1.1. and level 7 (Flexible cable), meeting the international standards, and the other standards established for that purpose, and shall have a maximum length of three meters with RJ45 connectors with their respective protectors, these will be delivered duly certified, voice cords in red color, data cords in blue.

2.2. Intakes of working places:
The intakes of working places will be double with RJ45 connectors for voice and data.

2.3 Connections scheme:
The connection scheme offered is star topology from the principal or secondary cabinet until the place of work.


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2.4. Integration:
The proponent must guarantee the connecting and integration with the proposed network with the Sanity Direction.

3. VERTICAL SUBSYSTEM (BACKBONE):
3.1 Topology:
The topology of the backbone shall be in star arrangement.

3.2 Optical fiber cable:
The interconnection between cabinets will be made in optical fiber, the same when other point is required. Optical 62.5/125 microns will be used. The end of the fiber will be duly connected, all the threads with SC connector that is the kind to be used in the future, and each thread will be delivered duly certified.

3.3 Secondary wiring center:
A secondary wiring center will be installed CONNECTED to the principal wiring, which concentrates the administration of the wiring (VOICE, DATA AND ELECTRICAL.)

3.3.1 Cabinets
These must have the following dimensions:

o  minimum 72" high and 19" wide

o  front door will be transparent

o  the cabinet will be metallic cold rolled 22, with doors and covers

o  interior and exterior electrostatic painting

o  exhaust fans with protecting grill and noise level under 50 dB.

o the cabinet will include minimum 8 electrical intakes Hospital Grade with their respective grounding.

3.3.2 Patch panels:
The Patch panels will have the following characteristics:

o  these will permit the total connection of the data and voice points

o these will have the points perfectly identified, indicating the sequence from lower to higher of the data and voice points.

o these Patch panels will be category 5E with RJ45 connectors and 110 connector in the back,

o  these will have a growing capacity of 40%,

o  data and voice panels will be independent as well as intakes and outlets.

o  for each Patch panel a cable organizer will be installed.



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3.3.3 Patch Cords
Manufactured in UTP cable minimum category 5E level 7 (Flexible cable) meeting international standards and the other standards established for that purpose, will have a minimum length of one meter with RJ45 connectors with their respective protectors and will be delivered duly certified.

3.4 Telephone Wiring;
This will be installed from the principal telephonic strip to the principal wiring center and from there to each of the secondary centers, the wiring will be performed with multipar telephone cable of 25 or 50 pairs, to guarantee a 40% growth. It will be minimum of category 3 and each extension or telephone line will handle 4 threads.

4. ELECTRIC SUBSYSTEM:
The grounding of these chutes, cabinets and outlets will be grounded from the respective regulated boards.

The conductors used for grounding in chute will be in cooper and of an appropriate caliber, and in no case lower than # 8.

The caliber of the grounding will be determined by the connections of the respective board and according to table 250-94 of 2050 standard by ICONTEC.

The conductors will go through electrically continuous piping from the cabinet or chute as far as the grounding connection of the respective board.

5.  Active equipment:
5.1 Secondary Switch-Lan Ethernet
Switch-Lan Ethernet shall be installed for the wiring center covering the points to be installed plus a growth of 40%.




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The switches have the following characteristics.

o  Compatible with other makes.

o  Reference and type

o  Minimym2 ports of 100 Mbits and the others of 10 Mbits (RJ45)

o  Supporting VLANS

o  With capacity of ATM support

o  IP and IPX support

o  ATM support capacity, token Ring, Giga, Fast Ethernet

o  Flash memory

o  Administrable (SNMP and RMON)

o  Supporting segmentation of the network

o  2 ports for connection of optical fiber at 100 Mbits (SC)

o  Delivered with administration software

o  Delivered installed and configured

o  Warranty of minimum24 months

o  Must include training and administration

SECOND CLAUSE: AMOUNT OF THE CONTRACT. The total amount of the present contract is $135.000.000 pesos including IVA tax.

THIRD CLAUSE: BUDGET APPROPRIATION. The payment of the present contract is covered by the Budget Availability Certificate number 0000382 of May 26, 2.000. Recourse 16. Purchase of Equipment and Maintenance.

FOURTH CLAUSE: TERM AND OPERATION: The term of the Contract is of 60 calendar days, previous subscription of the contract, budget registration of the contract and approval of the Sole Warranty. The legal effect of the contract is equal to the term of the same plus 2 months.

FIFTH CLAUSE: WAY OF PAYMENT. The SOCIAL WELFARE will pay to the CONTRACTOR in the following way: 40% of the amount of the present contract within the 15 calendar days following the subscription of the Initiation Act between the Telematic Coordinator and the CONTRACTOR. 30% of the amount of the contract within the 15 following days, previous verification that the object of the contract is developed in half. The remaining 30% of the amount of the contract once received the object of the contract and put in operation, within the 30 working days following to the date of presentation of the commercial invoice.

SIXTH CLAUSE: SOLUTION OF CONFLICTS: according to article 68 of law 18, 1993, the parties undertake to use the mechanisms of solution foreseen in that law.

SEVENTH CLAUSE: ARBITRATION CLAUSE: The contractors undertake to submit the differences arising from the present contract to the decision of arbitrators.




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FIRST PARAGRAPH: APPOINTMENT OF ARBITRATORS: The Chamber of Commerce of Santafe
de Bogota, previous request by the Social Welfare of the national Police, will appoint three (3) arbitrators of Colombian nationality. The written request will be filed by Social Welfare within the three working days following the subscription of the Act where the controversies are indicated.

SECOND PARAGRAPH: DURATION: The maximum term of duration of this process is six
(6) months starting since the date of the first hearing. The previous term can be extended one or several times, without the total of extensions exceeds six
(6) months, on request by the parties.

THIRD PARAGRAPH: PAYMENT OF FEES AND EXPENSES: The fees of the Arbitration Tribunal, its secretary and the operation expenses will be paid in equal parts by the contractors within the legal terms.

EIGHTH CLAUSE: SOLUTION OF CONTROVERSIES: In the event of controversies between the Contractors regarding the interpretation of any of the clauses or the execution of the Contract, the parties will resort to Law 80, 1993 and its Regulatory Decrees.

NINTH CLAUSE: SOLE WARRANTY OF FULFILLMENT: For an amount equivalent to 25% of the amount of the contract which covers the term of the contract and two months more. OF QUALITY OF THE ELEMENTS TO BE SUPPLIED: For an amount equivalent to 50% of the amount of the contract covering the term of the contract and four (4) years more. The previous with base in the concept by Telematic Coordinator No. 121 OFITE, dated on 30-06-2.000.

TENTH CLAUSE. OBLIGATIONS BY THE CONTRACTOR. The CONTRACTOR undertakes to:

1) fulfill the object of the contract, in the terms agreed herein.

2) Respond for the elements given in sale and their correct operation, according to the provisions in the reference parameters and the proposal by the Contractor which is part of the present contract.

3) Inform Telematic Coordinator about the possible problems that may affect the development of the contract within the two (2) working days following the date when these problems occur.

4) The Contractor will respond for any defect or failure in the quality and operation of the Structured wiring.

5) The Contractor undertakes to fulfill the warranties as agreed in the parameter of reference, which is incorporated to the present contract.

6) To carry out the proceedings for the legalization of the Contract within the three (3) working days following the subscription of the Contract.



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ELEVENTH CLAUSE: OBLIGATIONS BY THE SOCIAL WELFARE. SOCIAL WELFARE undertakes to:

1) pay to the CONTRACTOR the total amount of the contract in the ways stated in the same.

2) perform the control of the contract execution through Telematics Coordinator DIBIE

3) reserve the right to effect a technical revision in the reception of the works and to reject them if these do not meet the technical specifications.

TWELFTH CLAUSE: TRANSFER. The CONTRACTOR can not transfer the present contract in whole or in part to any natural or legal person, either National or foreigner, without the previous written authorization by the SOCIAL WELFARE, which can reserve the reasons to refuse the transfer.

THIRTEENTH CLAUSE: FORCE MAJEURE OR ACTS OF GOD: The CONTRACTOR will not be responsible for any delay or interruption in the delivery of the elements, if during their execution circumstances of force majeure or acts of God appear. For the fulfillment of the previous provision, it is necessary that the CONTRACTOR informs the SOCIAL WELFARE within the 5 working days following the occurrence of the same, about the causes for the delay or interruption, accompanied by the recommendation that justifies it and stating the estimated time in which the operation can be resumed.

FOURTEENTH CLAUSE: SOLUTION OF CONTROVERSIES: In the event of controversies between the Contractors regarding the interpretation of any of the clauses or the execution of the Contract, the parties will resort to Law 80, 1993 and its Regulatory Decrees.

FIFTEENTH CLAUSE: LEGAL DOMICILE: The Contractual domicile is the city of Santafe de Bogota D.C..

SIXTEENTH CLAUSE: REQUIREMENTS FOR THE PERFECTIONING AND EXECUTION OF THE
CONTRACT: For the perfectioning and execution of the present contract is required: 1) the signature of the subscribing parties. 2) Existence of the corresponding Budget Availability 3) Publication in the Unique Diary of Public Contracting, on the account of the Contractor. 4) Approval of the Sole Warranty,
5) Subscription of the Initiation Act between Telematics Coordinator and the Contractor.

For effects of the stamp tax, this will be discounted from the first payment to the Contractor.

As evidence, this document  is subscribed in Santa Fe de Bogota

THE SOCIAL WELFARE

Colonel FORTUNATO GUANARITA LEGARDA

Director of Social Welfare

THE CONTRACTOR
RAFAEL JESUS DELGADO CONTRERAS

C.C. No. 19.097.295

Manager of GLOBAL DATATEL DE COLOMBIA S.A.